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                L I C E N S I N G   A G R E E M E N T

B E T W E E N:

                        SUPERCRETE N/A LIMITED
                     A Turks & Caicos Corporation

                                   (Herein called the "Licensor")

                               - and -

                         911014 ONTARIO INC.
                  o/a Anand Purchasing Network, and
            ALLCRUZ CONSTRUCTION & DEVELOPMENT CORPORATION

                                   (Herein called the "Licensee")

WHEREAS:

          The Licensor is the owner of the Supercrete Technology including the Novacrete primary additive (hereinafter called the "Additive") to which the Licensor retains the exclusive title and right.

          The Licensee desires to obtain the exclusive license to employ the Technology and manufacture cementitious products incorporating the Additive in the territory hereinafter set out.
Therefore, the parties hereby agree as follows:


          1. The license shall be for a period of one year commencing May 21, 1996 and expiring May 20, 1997. Such license shall be automatically renewable from year to year thereafter, subject to the Licensee purchasing a minimum of 120,000 lbs. of Additive each subsequent calendar year, during the term of such year and not at the commencement thereof;

          2. The license is exclusive to the Licensee for the Republic of the Philippines.

          3.   The license fee is US$900,000.00 and includes:

               (i)  Technology Transfer valued at US$300,000.00;

               (ii) 120,000 lbs. of Novacrete Additive in six (6)
                    containers of 20,000 lbs. each for US$600,000.00 (US$5.00/lb) F.O.B. Port Colborne, Canada.

          Payment is to be made by Bank Letters of Credit, drawn on a bank acceptable to the Licensor;





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          4.   Technology Transfer includes methods of production,
raw materials employed, formulation, technical properties, details of application and all of the above technology in the manufacture and sale of the Novacrete materials. The Licensor shall provide seven (7) days of training to the Licensee's staff, including production, marketing and sales staffs.

          5. The payment schedule for the said sum of US$900,000.00 shall be as follows:

          (i)  US$300,000.00 to be paid by adding
               $50,000.00 to the price of each of the said six containers of additive;

          (ii) US$600,000.00 is to be paid by Bank Letter of Credit when the 120,000 lbs of Additive is ready to be shipped from Port Colborne, Canada. The Licensee may order one or more containers at any time during the year for which the license is granted.

          6. The Licensee will purchase the first container of additive in sufficient time to permit its arrival at the Licensee's manufacturing facilities at least three (3) days in advance of the commencement of training by the Licensor as referred to in paragraph
(4) above;

          7. The price of the Additive can be increased by the Licensor in subsequent years, provided that any such increase shall be the same price as offered by the Licensor to other Licensees of the Novacrete Technology.

          8. On the basis the Licensee intends to establish the Sub-license to manufacture and produce Novacrete products, such is subject to:

          (i) The Licensor's consent to such Sub-license which will not be unreasonably withheld;

          (ii) Such Sub-license being restricted to the manufacture, production and sale of the Novacrete product only within the Licensee's territory set out in paragraph 2 herein.

          9. The Licensee is prohibited from selling or otherwise disposing of the Technology and the Additive to any party in its existing form as supplied by the Licensor, subject only to delivering them to a Sub-licensee as approved by the Licensor, and in such event only for the express purpose of manufacturing and producing Novacrete product.





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          10.  Upon receipt of the payment as provided for in
paragraph (3) hereof, the Licensor will provide the Licensee with copies of all test results and research and development information related to the Novacrete product in the Licensor's possession. As well, the Licensor will provide the Licensee immediately the same is available, with the further test results and/or research and development information relating to either Novacrete Technology or Novacrete product during the term of the license or any extension thereof.

          11. During the term of the license and any extension thereof, in the event the Licensor develops or receives any further or additional Technology or technical information related to the Novacrete Technology and/or Novacrete product, the Licensee will have the first right of refusal to acquire same by way of license upon terms the same as those offered to any other potential Licensee.

          12. The Licensor will, during the term of the license or any extension thereof, provide the Licensee with master copies of all printed, video and other media promotion material in order to allow the Licensee to reproduce same.

          13. The Licensee shall have the right to assign and/or sell the license rights hereby granted, subject only to the Licensor's prior consent in writing, which consent will not be unreasonably withheld.

          14. During the term of the license or any extension thereof, upon 30 days notice in advance, the Licensor shall at all times provide the Licensee with sufficient Additive to satisfy their manufacturing and production requirements for Novacrete product at the Licensor's current price for same which shall be payable by Bank Letter of Credit.

          15. In the event the Licensee fails to maintain the quality of the products made from the Novacrete Additive, the Licensor shall give the Licensee thirty (30) days written notice to adhere to the Licensor's quality standards. If the Licensee fails to meet the said quality standards within the said thirty (30) day notice period, the Licensor may unilaterally cancel this Licensing Agreement.

          16.  The Licensee will enter into a Confidentiality
Agreement prior to receiving the Technology Transfer, and all staff and personnel employed by the Licensee now and in the future shall execute the said Confidentiality Agreement.









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          17.  Any new products or methods of production developed by the Licensee under this Licensing Agreement shall be forthwith communicated to the Licensor and shall be the property of the Licensor.

                         SUPERCRETE N/A LIMITED


                         Per: /s/ Arthur Smith

                         911014 ONTARIO INC.


                         Per: /s/ __________________________________
                              President

                         ALLCRUZ CONSTRUCTION & DEVELOPMENT CORP.


                         Per: /s/____________________________________
                              Authorized Agent